                               SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              RALSTON PURINA COMPANY
                           ----------------------------
                (Name of Registrant as Specified In Its Charter)

                              RALSTON PURINA COMPANY
                   ------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a6(i)(1), 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------

     5)   Total fee paid:

     ------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                         RALSTON PURINA COMPANY

                           CHECKERBOARD SQUARE

                        ST. LOUIS, MISSOURI 63164

  DEAR SHAREHOLDER:

    You are cordially invited to attend the Annual Meeting of Shareholders of Ralston Purina Company to be held at 2:30 p.m. on Thursday, February 1, 1996, at the Grand Ballroom, Hyatt Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

    We hope you will attend in person. If you plan to do so, please complete and return the enclosed request for an advance registration form. An admission card will be sent to you which will expedite your admission.

    Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the meeting.

    The Directors and Officers of the Company look forward to meeting with you.

                           WILLIAM P. STIRITZ
                           Chairman of the Board and
                           Chief Executive Officer

  December 15, 1995

                                                         TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
    Notice of Annual Meeting of Shareholders                                                                                    3

    Proxy Statement                                                                                                             4

      Voting                                                                                                                    4

      Item 1. Election of Directors                                                                                             5

           Information about Nominees and Directors                                                                             5

           Stock Ownership                                                                                                      7

           Directors' Meetings, Committees and Fees                                                                             9

      Item 2. Ratification of the Appointment of Independent Accountants                                                       11

      Item 3. Proposal to Amend the Restated Articles of Incorporation                                                         11

      Item 4. Proposal to Adopt the 1996 Incentive Stock Plan                                                                  12

      Other Business                                                                                                           16

      Executive Compensation                                                                                                   17

      Human Resources Committee Report on Executive Compensation                                                               21

      Performance Graphs                                                                                                       23

      Other Transactions                                                                                                       25

      Solicitation Statement                                                                                                   25

      Shareholder Proposals for 1997 Annual Meeting                                                                            25

      Exhibit A-Amendment of Restated Articles of Incorporation                                                               A-1

      Exhibit B-Ralston Purina Company 1996
       Incentive Stock Plan                                                                                                   B-1

                         RALSTON PURINA COMPANY

                           CHECKERBOARD SQUARE

                        ST. LOUIS, MISSOURI 63164

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To the Shareholders:

    The Annual Meeting of Shareholders of Ralston Purina Company will be held at 2:30 p.m. on Thursday, February 1, 1996, at the Grand Ballroom, Hyatt Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

    The meeting will be held for the following purposes:

    1. To elect four Directors to serve three-year terms ending in January, 1999, or until their successors are elected and qualified;

    2. To ratify the Board of Directors' appointment of Price
       Waterhouse as independent accountants for the Company for the fiscal year ending September 30, 1996;


    3. To consider certain proposed amendments to the Company's
       Restated Articles of Incorporation;


    4. To consider adoption of the 1996 Incentive Stock Plan for Key Management Employees;

  and to act upon such other matters as may properly come before the meeting.

    Only shareholders of record at the close of business on November 27, 1995, are entitled to vote at the meeting and any adjournments thereof.

                              By order of the Board of Directors,

                              /s/ James M. Neville

                              JAMES M. NEVILLE
                              Secretary

  December 15, 1995

                             PROXY STATEMENT

                                 VOTING

   This Proxy Statement is furnished to the shareholders of Ralston Purina Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 1, 1996. This Proxy Statement is being mailed to shareholders on or about December 15, 1995.

   The voting securities of the Company presently consist of its $.10 par value Ralston-Ralston Purina Group Common Stock ("Common Stock") and its $1.00 par value Series A ESOP Convertible Preferred Stock ("ESOP Preferred Stock"), (collectively, the "Stock"). As of November 8, 1995, the Company had issued and outstanding 105,863,117 shares of Common Stock and 3,146,209 shares of ESOP Preferred Stock. The 8,824,359 shares of Common Stock held in the Company's treasury will not be voted.

   The persons named as Proxies on the proxy card accompanying this Proxy Statement were designated by the Company's Board of Directors (the "Board"). The shares represented by each such proxy will be voted in accordance with the terms of the proxy. Proxies also authorize such persons to vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the meeting. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time before its exercise. Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.

   Each share of Common Stock and ESOP Preferred Stock outstanding on the record date will be entitled to one vote. Shareholders do not have the right under the terms of the Company's Restated Articles of Incorporation to vote cumulatively in electing directors.

   A majority of the outstanding shares of Common Stock and ESOP Preferred Stock entitled to vote at this meeting, represented in person or by proxy, will constitute a quorum. With regard to any proposal submitted to a vote (including the Election of Directors, Ratification of the Appointment of Independent Accountants, Amendment of Restated Articles of Incorporation, Adoption of 1996 Incentive Stock Plan and any other matters properly brought before this meeting), approval requires the affirmative vote of a majority of the shares which are entitled to vote on the subject matter and which are represented in person or by proxy at a meeting at which a quorum is present. Under the Company's Restated Articles of Incorporation, certain other amendments to those Articles, and certain transactions described therein, may require higher thresholds for approval. Abstentions and broker non-votes as well as the withholding of authority are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes and directions to withhold authority are not counted for purposes of determining whether a proposal has been approved.

   Only shareholders of record at the close of business on November 27, 1995, are eligible to vote at the meeting. If a shareholder participates in the Company's Dividend Reinvestment Plan, any proxy given by such shareholder will also include all shares held for the shareholder's account under that plan, unless contrary instructions are given.

                      ITEM 1. ELECTION OF DIRECTORS

   Pursuant to the Company's Restated Articles of Incorporation, Bylaws and the Board resolution adopted pursuant thereto, the Board consists of ten members organized into three classes, with two classes consisting of three members and one class consisting of four members, with each Director elected to serve for a three-year term.

   At this meeting, four Directors are to be elected to serve three-year terms ending in January, 1999, or until their successors are elected and qualified. In accordance with the recommendation of its Nominating Committee, the Board has nominated Messrs. Donald Danforth, Jr., William H. Danforth, Richard A. Liddy and Mrs. Katherine D. Ortega for election as Directors at this meeting. Each nominee is currently serving as a Director and has consented to serve for a new term. If any nominee should be unable to serve as a Director, an event not anticipated, proxies not limited to the contrary may be voted in favor of the election of such other person as the Board may nominate.

                INFORMATION ABOUT NOMINEES AND DIRECTORS

   Information about nominees for Directors, and for Directors continuing in office, follows. Directors' ages are as of December 31, 1995.

 ----------------------------------------------------------------------

[PHOTO] DONALD DANFORTH, JR.<F*>, Director Since 1961, Age 63 (Standing for election at this meeting for a term expiring 1999)

                Chairman of the Board, Vector Corporation (equipment manufacturing). Also President, Danforth Agri-Resources Inc. (diversified investments and management) and Chairman of the Board, Treasurer and former President, Kennelwood Village, Inc. (pet care center). Also a director of Boatmen's Trust Company.

 ----------------------------------------------------------------------

[PHOTO] WILLIAM H. DANFORTH<F*>, Director Since 1969, Age 69 (Standing for election at this meeting for a term expiring 1999)

                Chairman of the Board and former Chancellor, Washington University. Also a director of McDonnell Douglas
                Corporation and Ralcorp Holdings, Inc.

 ----------------------------------------------------------------------

[PHOTO]         RICHARD A. LIDDY, Director Since 1995, Age 60
                (Standing for election at this meeting for a term expiring 1999)

                Chairman of the Board, President and Chief Executive Officer and former Chief Operating Officer, General American Life Insurance Company (insurance business). Director and Chairman of the Board of the Reinsurance Group of America, Incorporated, and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. Also a director of Brown Group, Inc. and Union Electric Company.

 ----------------------------------------------------------------------

[PHOTO]         KATHERINE D. ORTEGA, Director Since 1992, Age 61
                (Standing for election at this meeting for a term expiring 1999)

                Former Alternate Representative of the United States to the 45th General Assembly of the United Nations. Also former Treasurer of the United States. Also a director of Diamond Shamrock, Inc., The Kroger Co., Long Island Lighting Company, Rayonier, Inc. and The Paul Revere Corporation.

 ----------------------------------------------------------------------

[FN]
<F*>Donald Danforth, Jr. and William H. Danforth are brothers.

 ----------------------------------------------------------------------

[PHOTO]         DAVID R. BANKS, Director Since 1985, Age 58
                (Continuing in office-Term Expiring 1998)

                Chairman of the Board, President and Chief Executive Officer, Beverly Enterprises, Inc. (health care services). Also a director of Nationwide Health Properties, Inc. and Wellpoint Health Networks, Inc.

 ----------------------------------------------------------------------

[PHOTO]         JOHN H. BIGGS, Director Since 1989, Age 59
                (Continuing in office-Term Expiring 1997)

                Chairman of the Board and Chief Executive Officer, Teachers Insurance and Annuity Association-College Retirement Equities Fund (pension fund management). Former Chairman of the Board and Chief Executive Officer of Centerre Trust Co. of St. Louis. Also a director of McDonnell Douglas Corporation.

 ----------------------------------------------------------------------

[PHOTO]         DAVID C. FARRELL, Director Since 1987, Age 62
                (Continuing in office-Term Expiring 1997)

                Chairman of the Board and Chief Executive Officer, The May Department Stores Company (department store retailing). Also a director of Emerson Electric
                Company.

 ----------------------------------------------------------------------

[PHOTO]         M. DARRELL INGRAM, Director Since 1986, Age 63
                (Continuing in office-Term Expiring 1998)

                Retired President and Chief Executive Officer,
                Petrolite Corporation (specialty chemicals).

 ----------------------------------------------------------------------

[PHOTO]         JOHN F. MCDONNELL, Director Since 1988, Age 57
                (Continuing in office-Term Expiring 1998)

                Chairman of the Board and former Chief Executive
                Officer, McDonnell Douglas Corporation (aerospace and complementary businesses).

 ----------------------------------------------------------------------

[PHOTO]         WILLIAM P. STIRITZ, Director Since 1981, Age 61
                (Continuing in office-Term Expiring 1997)

                Chairman of the Board, Chief Executive Officer and President, Ralston Purina Company. Also a director of Angelica Corporation, Ball Corporation, Boatmen's Bancshares, Inc., Interstate Bakeries Corporation, The May Department Stores Company, Ralcorp Holdings, Inc. and Reinsurance Group of America, Incorporated.

 ----------------------------------------------------------------------

                             STOCK OWNERSHIP


   Table I below sets forth information regarding the sole person known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, more than 5% of the Company's Common Stock as of November 8, 1995.

                                                              TABLE I

               NAME AND ADDRESS                                    AMOUNT AND NATURE OF        % OF SHARES         EXPLANATORY
             OF BENEFICIAL OWNER               TITLE OF CLASS      BENEFICIAL OWNERSHIP       OUTSTANDING<FA>         NOTES
 -------------------------------------------------------------------------------------------------------------------------------
   Boatmen's Bancshares, Inc.                   Common Stock            13,594,641                12.02%               <FB>

   One Boatmen's Plaza

   St. Louis, MO 63101


 -----

<FA> Shares outstanding were deemed to be shares actually outstanding on November 8, 1995 and shares into which ESOP Preferred Stock held by it on that date could be converted. See footnote B below.

<FB> Based on written representations made by the shareholder, this amount includes shares of Common Stock owned by the following subsidiaries of Boatmen's Bancshares, Inc.: Boatmen's Trust Company-6,371,095 shares and other Boatmen's Bancshares subsidiaries-18,727 shares. Of these shares, Boatmen's has voting and investment powers as follows: sole voting-1,743,444 shares; shared voting-4,638,418 shares; sole investment-622,522 shares; and shared investment-5,572,343 shares. Of such shares, voting or investment power for 859,391 and 860,594 shares are shared with Donald Danforth, Jr. and William H. Danforth, respectively, both of whom are Directors of the Company (see Table II). Also includes 7,204,819 shares of Common Stock into which the Company's ESOP Preferred Stock is convertible at a conversion rate of 2.29 shares of Common Stock for each share of ESOP Preferred Stock. Boatmen's disclaims beneficial ownership of these shares.

 -------------------------------------------------------------------------------------------------------------------------------

   All 3,146,209 shares of the Company's outstanding ESOP Preferred Stock are held by Boatmen's Trust Company, a subsidiary of Boatmen's Bancshares, Inc., as trustee under the Company's Savings Investment Plan. Voting and investment of such shares are pursuant to the terms of the Plan. The Company's Employee Benefit Asset Investment Committee (the "Investment Committee"), currently consisting of J. R. Elsesser, Chairman, L. L. Fraley, C. S. Sommer and A. M. Wray, each of whom is an employee of the Company, has authority, subject to fiduciary obligations, to direct the trustee to convert the ESOP Preferred Stock into shares of Common Stock. The Investment Committee also has authority under the Plan to delete or establish other investment funds. The Company's Benefits Policy Board (the "Benefits Committee"), currently consisting of W. P. McGinnis, Chairman, C. S. Sommer, J. W. Brown, J. R. Elsesser, J. P. Mulcahy and W. P. Stiritz, each of whom is an employee of the Company, has authority to amend the Plan, which amendment may also include the deletion of such funds. Upon conversion of the shares of ESOP Preferred Stock into shares of Common Stock, the shares of stock received in such conversion would be invested in the RPG Common Stock Fund or distributed to participants, as required by the terms of the Plan, and the members of the Investment Committee would have no further dispositive control over such shares. Upon receipt of directions to delete such Funds, the appropriate trustee of the Plan would be required to sell or cause to be converted or redeemed the shares of such Stock held in the relevant Funds and transfer the proceeds to accounts in other investment funds established on behalf of participants in the Plan. Neither the Investment Committee nor the Benefits Committee has the right to vote any shares of such Stock held in the Plan. Because of their indirect dispositive power which could be deemed to be beneficial ownership, the Investment Committee and the Benefits Committee each files a Schedule 13G on an annual basis disclosing the above authority with respect to shares of such Stock held in the Plan, but both disclaim beneficial ownership of the Stock.


   Under the Ralston Purina Company Savings Investment Plan, the following Named Executive Officers have credited to their accounts the following number of shares of ESOP Preferred Stock as to which these individuals have only voting power: Mr. Stiritz-1,130 shares; Mr. Brown-1,174 shares; Mr. Elsesser-1,168 shares; Mr. McGinnis-1,179 shares; Mr. Mulcahy-532 shares; and all other executive officers as a group-4,721 shares. In each case, such ownership represents less than 1% of the total shares of ESOP Preferred Stock outstanding.

   Table II sets forth information regarding beneficial ownership (as defined by SEC Rule 13d-3) of Common Stock by Directors, Nominees for Directors, Executive Officers named in the Summary Compensation Table on page 17, (the "Named Executive Officers") and all Directors and Executive Officers as a group as of November 8, 1995. Except as noted, all such persons possess sole voting and investment power with respect to the shares listed. An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the Common Stock as of November 8, 1995.

                                                              TABLE II

                                                           (COMMON STOCK)

                                                                NUMBER OF
                         DIRECTORS,                              SHARES
                   NOMINEES FOR DIRECTORS                     BENEFICIALLY              % OF SHARES              EXPLANATORY
                   AND EXECUTIVE OFFICERS                         OWNED               OUTSTANDING<FA>               NOTES
 -------------------------------------------------------------------------------------------------------------------------------
    David R. Banks                                                    203                  <F*>

    John H. Biggs                                                   2,035                  <F*>                    <FB><FC>

    Donald Danforth, Jr.                                        1,239,507                  1.17%                   <FB><FD>

    William H. Danforth                                           960,121                  <F*>                   <FB><FC><FE>

    David C. Farrell                                               25,443                  <F*>                      <FC>

    M. Darrell Ingram                                               3,676                  <F*>                      <FF>

    Richard A. Liddy                                                  500                  <F*>

    John F. McDonnell                                               5,129                  <F*>                    <FC><FG>

    Katherine D. Ortega                                             1,200                  <F*>

    William P. Stiritz                                          1,298,894                  1.22%                <FC><FH><FI><FO>

    Jay W. Brown                                                  147,266                  <F*>                    <FJ><FO>

    James R. Elsesser                                             190,864                  <F*>                    <FK><FO>

    W. Patrick McGinnis                                           195,729                  <F*>                    <FL><FO>

    J. Patrick Mulcahy                                            176,403                  <F*>                    <FM><FO>

    All Directors and Executive                                 4,414,199                  4.15%                       <FO>
    Officers as a Group (19 persons)


 -----

<FA> For purposes of calculating the percentage of shares outstanding owned by each individual or the group, shares outstanding were deemed to be (i) shares actually outstanding on November 8, 1995, and (ii) shares attributable to stock options which could be exercised for Common Stock within 60 days from November 8, 1995.

<FB> Excludes 4,025,646 shares of Common Stock, or 3.80% of the outstanding Common Stock, held by The Danforth Foundation, St. Louis, Missouri. John H. Biggs, Donald Danforth, Jr. and William
     H. Danforth are three of the ten trustees of the Foundation. Messrs. Biggs, D. Danforth, Jr. and W. Danforth disclaim beneficial ownership of such shares.

<FC> Excludes 899,278 shares of Common Stock, or .85% of the outstanding Common Stock, held by Washington University, St. Louis, Missouri. William H. Danforth is Chairman of the Board of Trustees of the University and he and Directors Biggs, Farrell, McDonnell and Stiritz are on the University's Board of Trustees, which consists of 45 members. Messrs. Biggs, Danforth, Farrell, McDonnell and Stiritz disclaim beneficial ownership of such shares.

<FD> Donald Danforth, Jr. has sole voting and investment powers respecting 279,096 shares of Common Stock. He shares voting and investment powers respecting 842,565 shares of Common Stock and disclaims beneficial ownership of 54,851 of such shares of Common Stock. Included are 117,846 shares of Common Stock owned by his wife.

<FE> William H. Danforth has sole voting and investment powers respecting 82,267 shares of Common Stock. He shares voting and investment powers respecting 877,854 shares of Common Stock, and disclaims beneficial ownership of 99,527 of such shares of Common Stock.

<FF> Includes 264 shares of Common Stock held in IRA accounts.

<FG> Includes 3,094 shares of Common Stock held in trusts of which Mr.
     McDonnell serves as co-trustee.

                                    8


<FH> Includes 10,159 shares of Common Stock owned by Mr. Stiritz's wife, 8,563 shares of Common Stock owned jointly with his child and 169,920 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 11,114 shares of Common Stock which is an approximation of the number of shares as to which Mr. Stiritz presently has only voting power under the Company's Savings Investment Plan. Mr. Stiritz disclaims beneficial ownership of shares of Common Stock owned by his wife.

<FI> In December of 1995, Mr. Stiritz filed an amended Form 4 for the month of January of 1993 and an amended Form 5 for fiscal year 1991 to report, respectively, a purchase of Common Stock on behalf of his son, and a gift of shares of Common Stock, which were inadvertently omitted from his original Forms filed. In addition, at that time, Mr. Stiritz filed a Form 4 for the month of December, 1992 to report a purchase of Common Stock on behalf of his son which was inadvertently not previously reported.

<FJ> Includes 21,296 shares of Common Stock owned by Mr. Brown's wife and 79,797 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 798 shares of Common Stock which is an approximation of the number of shares as to which Mr. Brown presently has only voting power under the Company's Savings Investment Plan.

<FK> Includes 101,356 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 499 shares of Common Stock which is an approximation of the number of shares as to which Mr. Elsesser presently has only voting power under the Company's Savings Investment Plan. Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Ralston Purina Master Collective Trust of which Mr. Elsesser is one of four trustees who collectively exercise investment and voting power. Mr. Elsesser disclaims beneficial ownership of shares held in the Master Collective Trust.

<FL> Includes 1,869 shares of Common Stock owned by Mr. McGinnis' wife and 101,356 shares of Common Stock which are not presently owned but could be acquired by Mr. McGinnis within 60 days by the exercise of stock options. Also includes 697 shares of Common Stock which is an approximation of the number of shares as to which Mr. McGinnis presently has only voting power under the Company's Savings Investment Plan. Mr. McGinnis disclaims beneficial ownership of shares of Common Stock owned by his wife.

<FM> Includes 2,471 shares of Common Stock owned jointly with Mr.
     Mulcahy's children and 101,356 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 1,496 shares of Common Stock which is an approximation of the number of shares as to which Mr. Mulcahy presently has only voting power under the Company's Savings Investment Plan.

     Includes 68,264 shares of Common Stock which are not presently owned but could be acquired within 60 days by all other executive officers by the exercise of stock options. Also includes 19,071 restricted shares of Common Stock as to which certain of such other officers presently have only voting power and 3,289 shares of Common Stock which is an approximation of the number of shares as to which such other officers presently have only voting power under the Company's Savings Investment Plan. Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Ralston Purina Master Collective Trust of which two executive officers are two of four trustees who collectively exercise investment and voting power.

<FO> Shares of Common Stock which are held in the Company's Savings
     Investment Plan are not directly allocated to individual participants but instead are held in separate funds in which participants acquire units. Such funds also hold varying amounts of cash and short-term investments. The number of shares of both classes of Stock reported herein as being held in the Plan with respect to the executive officers of the Company is an approximation of the number of such shares in each fund allocable to each of the executive officers. The number of shares of each class allocable to a participant in such funds will vary on a daily basis based upon the cash position of the funds and the market price of each class of Stock.

 -------------------------------------------------------------------------------------------------------------------------------


                DIRECTORS' MEETINGS, COMMITTEES AND FEES

   The Board currently has seven regular meetings scheduled per year, and holds such special meetings as deemed advisable to review significant matters affecting the Company and to act upon matters requiring Board approval. In addition to seven regular meetings, two special meetings of the Board of Directors were held during fiscal year 1995. Non-management Directors receive an annual retainer of $30,000. They are also paid $1,000 for attending each regular or special Board meeting and each standing committee meeting, including telephonic meetings, and for each consent to action without a meeting. Non-management Directors who chair standing committees receive an additional annual retainer of $2,000. The Company reimburses Directors for travel expenses in connection with Board meetings and also pays the premiums on Directors' and Officers' Liability and Travel Accident insurance policies insuring Directors.

   The Company has a Retirement Plan for Non-Management Directors. Under this plan, a Director who has served at least one year will be paid a retirement benefit upon retirement or resignation and in certain other circumstances. The Board's present policy is that no Director will stand for election after reaching age 70. The annual retirement benefit ranges from 10 to 100 percent of the annual Board retainer in effect at the time of the Director's retirement or resignation, depending on credited Board service. The benefit is paid in a lump sum equal to the present value of the right to receive such annual benefit for life, beginning at the date of retirement or resignation, using assumptions as to discount rate and life expectancy similar to those used in connection with the Company's qualified defined benefit retirement plans for employees.

   The Company also has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-management Director may elect to defer, with certain limitations, all retainers and fees. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a Variable Interest Option. Deferrals in the Variable Interest Option earn interest at Morgan Guaranty Trust Company of New York's prime rate; deferrals in the Equity Option in fiscal year 1995 were increased by a 25% match by the Company, and earn dividend equivalents to the extent dividends are paid on the underlying Common Stock. Stock equivalents credited to a Director's account are valued at market value of the underlying Stock at the time of payout. Deferrals in both the Variable Interest and Equity Options are paid out in a lump sum in cash to the Director at the Director's retirement, termination or total disability, or to the Director's estate or beneficiary upon the Director's death.

   During fiscal year 1995, all Directors attended 75% or more of the aggregate of the meetings of the Board and of the Board committees to which they were appointed, except for Mr. McDonnell who attended 67% of the aggregate of such meetings.

   To assist the Board in the discharge of its responsibilities, it has the following standing committees: Audit, Executive, Finance, Human Resources and Nominating. A description of each standing committee and its membership as of the date of this Proxy Statement follows:

                            -----------------

 AUDIT COMMITTEE                 Members: M. D. Ingram, Chairman; D. R. Banks,
                                          J. F. McDonnell and K. D. Ortega

   The Audit Committee consists of four non-management Directors and is responsible for matters relating to accounting policies and practices, financial reporting, and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. It reviews with representatives of the independent accountants, principal corporate officers and the Director of Internal Auditing the scope of the examination of the Company's financial statements, results of audits, audit costs, and recommendations with respect to internal controls and financial matters. The Audit Committee also reviews nonaudit services rendered by the Company's independent accountants and periodically meets with or receives reports from principal corporate officers and the Director of Internal Auditing. The Audit Committee met two times in fiscal year 1995.

                            -----------------

 EXECUTIVE COMMITTEE        Members: W. P. Stiritz, Chairman; D. Danforth, Jr.,
                                     W. H. Danforth and M. D. Ingram

   The Executive Committee consists of four members and may exercise all of the authority of the Board in the management of the Company in the intervals between meetings of the Board. The Executive Committee met three times in fiscal year 1995.

                            -----------------

 FINANCE COMMITTEE            Members: D. R. Banks, Chairman; D. Danforth, Jr.,
                                       D. C. Farrell, J. F. McDonnell and
                                       W. P. Stiritz

   The Finance Committee consists of five members. It reviews the Company's financial condition, objectives and strategies and makes recommendations and reports to the Board concerning financing requirements, dividend policy, foreign currency management, and pension fund performance. The Finance Committee met seven times in fiscal year 1995.

                            -----------------

 HUMAN RESOURCES COMMITTEE      Members: W. H. Danforth, Chairman; J. H. Biggs,
                                         M. D. Ingram and K. D. Ortega

   The Human Resources Committee consists of four non-management Directors. It sets the compensation of all Executive Officers, approves deferrals under the Company's Deferred Compensation Plan for Key Employees and grants awards under, and administers, the Incentive Stock Plan. It also monitors the competitiveness of management compensation and benefit programs, and reviews principal employee relations policies and procedures. The Human Resources Committee met three times in fiscal year 1995.

                            -----------------

 NOMINATING COMMITTEE         Members: D. Danforth, Jr., Chairman; J. H. Biggs
                                       and D. C. Farrell

   The Nominating Committee consists of three non-management members. It recommends to the Board nominees for election as Directors and Executive Officers of the Company. Additionally, it makes recommendations to the Board regarding election of Directors to positions on committees of the Board and compensation and benefits for Directors. The Nominating Committee will consider suggestions from shareholders regarding possible Director candidates. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating Committee met four times in fiscal year 1995.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. D. DANFORTH,
 W. DANFORTH, R. LIDDY AND MRS. ORTEGA.

               ITEM 2. RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Board has appointed Price Waterhouse as independent accountants to examine the consolidated accounts of the Company for the fiscal year ending September 30, 1996, subject to ratification by shareholders. Price Waterhouse has performed this function for the Company since 1955. The firm will be represented at the 1996 Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions from shareholders.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                 ITEM 3. PROPOSAL TO AMEND THE RESTATED
                        ARTICLES OF INCORPORATION

   The Company's Board has determined that certain amendments to the Company's Restated Articles of Incorporation (the "Articles") are desirable and recommends them to the Company's shareholders for adoption. The full text of each resolution necessary to effect the proposed amendments is contained in Exhibit A to this Proxy Statement. The proposed amendments would effect the following:

     (i) Reduce the number of authorized shares of common stock from 730,600,000 to 610,600,000 (reflecting the elimination of the authorization to issue 120,000,000 shares of Ralston - Continental Baking Group Common Stock ("CBG Stock")), and redesignate the existing Ralston - Ralston Purina Group Common Stock ("Common Stock") as Ralston Purina Common Stock;

     (ii) Eliminate the provisions relating to the variable voting power of the CBG Stock and the class voting rights of the two classes of common stock;

     (iii) Eliminate the provisions relating to the limitations on dividends on CBG Stock and the Board of Directors' discretion with respect to the payment of unequal dividends on the two classes of common stock;

     (iv) Eliminate the redemption and exchange provisions with respect to the CBG Stock and the Common Stock; and

     (v) Eliminate the provisions relating to the limited liquidation rights of the CBG Stock and the provisions relating to the binding nature of determinations of the Board with respect to the CBG
   Stock.

   The amendments are permitted under Missouri corporation law and are consistent with the rules of the New York, Pacific and Chicago Stock Exchanges upon which the Company's common stock is listed and traded. It is the intention of the Board that, if the proposed amendments are approved, the Company's Articles be restated to reflect the amendments and to delete superseded provisions. Under Missouri law, the Articles may be restated by the Board.

 REASONS FOR AND GENERAL EFFECT OF AMENDMENTS

   On April 12, 1995, the Board declared the exchange of each share of the Company's CBG Stock, which stock reflected the operations and earnings of the Company's Continental Baking Group (comprised of the Company's Continental Baking Company subsidiary and certain allocated assets and expenses), for .0886 shares of Common Stock, which reflects the operations and earnings of all of the Company's other businesses. The exchange, which was authorized by the terms of the Articles, was effective as of May 15, 1995, and since that time the Common Stock has been the only outstanding class of common stock of the Company. Effective July 22, 1995, the Company sold all of the outstanding capital stock of Continental Baking Company to Interstate Bakeries Corporation and its subsidiary, Interstate Brands Corporation.

   As the Company now has only one class of common stock outstanding and, by reason of the sale of Continental Baking Company, the Continental Baking Group is no longer in existence, the provisions of the Articles relating to (i) the authorization and terms of the CBG Stock, (ii) the voting and other relative rights of the two classes of common stock of the Company, and (iii) the redemption and exchange provisions with respect to the two classes of common stock, are no longer necessary or relevant, and the continued presence of such provisions may be confusing to shareholders of the Company. Elimination of these provisions will not change the voting power or other rights of the holders of the Common Stock nor the rights of the Company with respect to the outstanding Common Stock. As no purpose would be served in retaining provisions related to the CBG Stock in the Articles, and as the proposed amendments will not affect the rights of the Company or its shareholders, it is recommended that such provisions be eliminated from the Articles.

 VOTE REQUIRED

   The affirmative vote of a majority of the outstanding Common Stock and ESOP Preferred Stock, voting together as a single class, is required for approval.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3, TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

         ITEM 4. PROPOSAL TO ADOPT THE 1996 INCENTIVE STOCK PLAN

                           DESCRIPTION OF PLAN

   The 1996 Incentive Stock Plan (the "Plan") provides for the granting of stock options, restricted stock awards and other awards payable in Common Stock or cash to Company employees, including Executive Officers. A copy of the Plan as proposed to be adopted is contained in Exhibit B to this Proxy Statement. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company. The Plan will be administered by the Human Resources Committee of the Board of Directors (the "Committee"). Terms and conditions of awards will be set forth in written agreements. The Plan will continue until December 31, 2005. The Plan provides that 5,000,000 shares of Common Stock will be available for the granting of awards under the Plan. The closing price of the Common Stock on November 27, 1995 was $63 5/8.

   The Plan is intended to replace the Ralston Purina Company 1988 Incentive Stock Plan (the "1988 Plan"). The 1988 Plan does not expire by its terms until December 31, 1997, and approximately 4,000,000 shares of Common Stock remain available for issuance under that Plan. However, regulations proposed by the Internal Revenue Service under
 Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provide that, in order for an award to a named Executive Officer under a qualified performance-based compensation plan to be deductible by the Company in the event total compensation for such Executive for the year exceeds $1 million, shareholders must approve the terms of such plan no later than the first shareholder meeting following December 31, 1996. Rather than submit the 1988 Plan, which will soon terminate, to shareholders, the Company determined instead to submit for shareholder approval a new Incentive Stock Plan which will continue for a significantly longer period. In the event that the Plan is approved, the 1988 Plan will be considered terminated (except with respect to outstanding awards); no new awards will be granted under the 1988 Plan; and the reserve for remaining shares of Common Stock to be issued thereunder will be canceled (other than shares reserved for outstanding awards). Any such reserve for outstanding awards under the 1988 Plan will, upon cancellation of any such awards, be reduced by the amount of the canceled awards, and the shares so canceled will not be added to the available reserves under the new Plan.

   Any employee of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Committee, except members of the Committee or Directors of the Company whose principal employment is not with the Company or any of its subsidiaries. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the individuals to whom awards will be granted and the amount and form of such awards. There are approximately 31,837 persons employed by the Company and its subsidiaries who would be eligible for selection for participation by the Committee. No determination has been made by the Committee with respect to the specific recipients or the amount or nature of any future awards under the Plan. Other than the amount of shares available for granting of awards under the Plan, there are no limitations on the number of shares which may be granted to a single individual by the Committee.

   Under the Plan, the Committee will be authorized (i) to grant stock options that qualify as "Incentive Stock Options" ("ISOs") under
 Section 422 of the Code, and (ii) to grant stock options that do not so qualify. No stock option can be granted at an option price less than the fair market value of the Common Stock at the time of grant. No stock option can be exercised more than ten years after the date such option is granted. In the case of Incentive Stock Options, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by any recipient during any calendar year cannot, under present tax rules, exceed $100,000.


   The Committee will also be authorized to grant Other Stock Awards including, but not limited to, restricted stock awards and deferrals of an employee's cash bonus or other compensation in the form of stock equivalents under such terms and conditions as the Committee may prescribe. The shares of Common Stock which may be granted pursuant to a restricted stock award will be restricted and will not be able to be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. Shares of Common Stock issued pursuant to a restricted stock award will be issued for no monetary consideration.

   The Committee has determined that the deferral of cash bonuses and other compensation under the Plan will be made in accordance with the provisions of the Deferred Compensation Plan for Key Employees. Pursuant to that plan, the Committee may, in its discretion, permit an eligible employee to defer payment of a cash bonus or other cash consideration under the Equity Option of the Plan. Upon such deferral, an unfunded account in the employee's name will be credited with an appropriate number of stock equivalents. In addition, an additional matching deferral may be credited with respect to all employee deferrals in any specific fiscal year, subject to forfeiture if the employee leaves employment with the Company (other than because of normal retirement) prior to five years following such crediting. Such employee's account will be credited from time to time with dividend equivalents if dividends are paid by the Company. Distributions under the Equity Option may be made only upon the employee's retirement or other termination of employment; however, in the event that the Company is in default of its funding obligations under the Grantor Trust described on page 21 of this Proxy Statement, payment of all amounts credited will be made as soon as practicable thereafter, unless the employee elects to continue to defer payment. Upon distribution, the employee will receive shares of Common Stock equal to the number of equivalents in such employee's vested balance account or, at the Committee's discretion, may receive the value of such shares in cash. Executive Officers may only receive the value of such shares in cash.

   The Plan provides that it may be amended by the Board of Directors, except that no such amendment can increase the number of shares of stock reserved for awards, withdraw the authority of the Committee to administer the Plan, change the class of individuals who may be eligible for awards, or change the term of awards granted prior to the amendment without the consent of the recipient. Appropriate adjustments will be made to the number of shares available for awards and the terms of outstanding awards under the Plan to reflect any issuance by the Company of another class of common, preferred, or otherwise targeted stock, any stock split-up, stock dividend, combination or reclassification with respect to any outstanding series or class of stock of the Company, the consolidation or merger of the Company with any other entity or the sale of all or substantially all of the assets of the Company.

   Under current accounting practices, stock options which contain no specific performance criterion and are granted with an option price at least equal to the market price of the Common Stock on the date of grant would not result in any charge against earnings of the Company either at the time of grant or upon exercise. Stock options with a performance component will result in a charge to earnings if the performance criterion is met. If the options are exercised, the proceeds received will be credited to the Common Stock account and to the capital in excess of par account and the shares issued would be added to the total Common Stock outstanding. Other Stock Awards will result in a charge against earnings.

                            NEW PLAN BENEFITS

   As the Committee has sole discretion to grant awards under the Plan and, as noted, no determination has been made as to specific recipients or the amount or nature of awards to be made under the Plan, the amount or nature of awards which would have been granted in the last fiscal year had the Plan been in effect cannot be determined. However, the following table reflects benefits granted or credited under the 1988 Plan during fiscal year 1995. Shares of Common Stock issued with respect to such awards will be issued out of the reserve established for the 1988 Plan. Executive Officers may receive only cash with respect to stock equivalents credited to their accounts. Benefits granted in any particular year are solely in the discretion of the Committee, and amounts shown in this table should not be assumed to predict any awards which may be granted in future years under the Plan. The awards shown below for the named individuals have also been reported in the Summary Compensation Table on page 17 of this Proxy Statement.


                                                                                    STOCK EQUIVALENTS
                                                  STOCK           RESTRICTED       DOLLAR VALUE($)<F2>
                                                 OPTIONS            STOCK              (AS OF DATE               NUMBER OF
         NAME AND PRINCIPAL POSITION            GRANTED<F1>         AWARDS            OF CREDITING)        STOCK EQUIVALENTS<F2>
         ---------------------------            ----------        ----------        ------------------     ---------------------
   W. P. Stiritz                                  195,000                0              $267,750                 4,509.474
   Chairman of the Board, Chief
   Executive Officer and President

   J. W. Brown                                    157,500                0               $50,000                   842.105
   Vice President, and Chief
   Executive Officer and President,
   Protein Technologies
   International, Inc.

   J. R. Elsesser                                  55,000                0               $59,000                   993.684
   Vice President and
   Chief Financial Officer

   W. P. McGinnis                                  65,000                0               $63,750                 1,073.684
   Vice President, and President and
   Chief Executive Officer,
   Pet Products Group

   J. P. Mulcahy                                   65,000                0                    $0                         0
   Vice President; and Chairman of
   the Board and Chief Executive
   Officer, Eveready Battery
   Company, Inc.

   All Executive Officers as a Group              718,500<F3>        5,000<F4>          $479,275                 8,072.000

   All Other Employees as a Group               1,180,750<F3>       16,000<F4>          $950,524                16,008.836

                                    14


 -----

<F1> The exercise price, expiration date and other conditions of option grants to the named individuals are provided in the Option Grant Table on page 18 of this Proxy Statement. All other options granted during fiscal year 1995 have the same exercise prices and expiration dates. All options granted were granted at an option price equal to the fair market value of the Common Stock on the date of grant. The weighted average option price per share of all options granted during fiscal year 1995 was $54.21.

<F2> The amount shown reflects only the 25% Company match on amounts deferred during the last fiscal year under the Equity Option of the Deferred Compensation Plan for Key Employees. The 25% Company match on amounts deferred for fiscal year 1994 for the named individuals was as follows: Mr. Stiritz-$125,000; Mr. Brown-$0; Mr. Elsesser-$31,250; Mr. McGinnis-$43,750; Mr. Mulcahy-$26,625;
     all Executive Officers as a Group-$260,115; and all Other Employees as a Group-$771,779.

<F3> Of this amount, 419,000 options granted to all Executive Officers as a Group and 565,500 options granted to All Other Employees as a Group have additional target market price restrictions on exercisability as described in Footnote 3 to the Option Grant Table on page 18 of this Proxy Statement.

<F4> Restrictions on awards granted during fiscal year 1995 lapse only upon the recipient's retirement or other termination of employment following attainment of age 62.


                         INCOME TAX CONSEQUENCES

   Stock options to be issued under the Plan as ISOs will satisfy the requirements of Section 422 of the Code. Under the provisions of that section, the optionee will not be deemed to receive any income at the time an ISO is granted or exercised. If the optionee disposes of the shares of Common Stock acquired more than two years after the grant and one year after the exercise of the ISO, the gain, if any (i.e., the excess of the amount realized for the shares over the option price) will be long-term capital gain. If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a "disqualifying disposition" and the optionee will have ordinary income in the year of the disqualifying disposition equal to the fair market value of the stock on the date of exercise minus the option price. The excess of the amount received for the shares over the fair market value at the time of exercise will be short-term capital gain if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain if the shares are disposed of more than one year after the ISO is exercised. If the optionee disposes of the shares in a disqualifying disposition, and such disposition is a sale or exchange which would result in a loss to the optionee, then the amount treated as ordinary income shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

   The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income as a result of a disqualifying disposition, the Company will have a corresponding deductible expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.


   The difference between the fair market value of the option at the time of exercise and the option price is a tax preference item for alternative minimum tax purposes. The basis in stock acquired upon exercise of an ISO for alternative minimum tax purposes is increased by the amount of the preference.


   Stock options issued under the Plan which do not satisfy the requirements of Section 422 of the Code will have the following tax consequences:

   1. the optionee will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired at the date of exercise over the option price;

   2. the Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

   3. no amount other than the price paid upon exercise of the option shall be considered as received by the Company for shares so transferred; and

   4. any gain from the subsequent sale of the shares of Common Stock acquired upon exercise for an amount in excess of fair market value on the date the option is exercised will be capital gain and any loss will be capital loss.

   In general, a recipient of Other Stock Awards, including stock equivalents pursuant to the Deferred Compensation Plan for Key Employees, but excluding restricted stock awards (see below), will have ordinary income equal to the cash or fair market value of the Common Stock on the date received in the year in which the award is actually paid. The Company will have a corresponding deductible expense in an amount equal to that reported by the recipient as ordinary income in the same year so reported. The recipient's basis in the stock received will be equal to the fair market value of the Common Stock when received and his or her holding period will begin on that date.

   With respect to restricted stock awards, such awards do not constitute taxable income under existing Federal tax law until such time as restrictions lapse with respect to any installment. When any installment of shares are released from restriction, the market value of such shares of Common Stock on the date the restrictions lapse constitutes income to the recipient in that year and is taxable at ordinary income rates.

   The Code, however, permits a recipient of a restricted stock award to elect to have the award treated as taxable income in the year of the award and to pay tax at ordinary income tax rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within time limits prescribed by the Code and the regulations thereunder. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the stock is subsequently sold. However, should the market value of the stock, at the time the restrictions lapse and the stock is sold, be lower than at the date acquired, the recipient would have a capital loss, to the extent of the difference. In addition, if, after electing to pay tax on the award in the year received, the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable. Since the lapse of restrictions on restricted stock awards is accelerated in the event of a change in control of the Company, such an acceleration may result in an excess parachute payment, as defined in Section 280G of the Code. In such event, the Company's deduction with respect to such excess parachute payment is denied and the recipient is subject to a nondeductible 20% excise tax on such excess parachute payment.

 VOTE REQUIRED

   The affirmative vote of a majority of the outstanding Common Stock and ESOP Preferred Stock, voting together as a single class, is required for approval.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4, TO ADOPT THE 1996 INCENTIVE STOCK PLAN.

                             OTHER BUSINESS

   The Board knows of no business which will be presented for consideration at the 1996 Annual Meeting of Shareholders other than that stated above. However, certain shareholders may present topics for discussion if presented in accordance with the provisions of the Company's Bylaws which require 25 days' advance written notice to the Secretary of the Company. Should any such matter properly come before the meeting and be submitted for a vote, votes may be cast pursuant to proxies granting discretionary authority to the Proxies in respect to any such matter in the best judgment of the person or persons acting under the proxies.

                         EXECUTIVE COMPENSATION

   The following tables and narrative text discuss the compensation paid in fiscal year 1995 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively, "Named Executive Officers").



                                                     SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                    COMPENSATION
                                                                  ANNUAL COMPENSATION                 (AWARDS)
                                                       ------------------------------------------   ------------
                                                                                                     SECURITIES
                                                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                                                     COMPENSATION     OPTIONS      COMPENSATION
        NAME AND PRINCIPAL POSITION         YEAR       SALARY($)      BONUS($)           ($)            (#)           ($)<F1>
        ---------------------------         ----       ---------      --------       ------------    ----------    ------------
   W. P. Stiritz                            1995       $900,000      $1,071,000        $14,135        195,000        $601,862
   Chairman of the Board, Chief             1994       $825,000        $500,000        $38,060              0        $345,355
   Executive Officer and President          1993       $800,000        $350,000        $26,110              0        $211,569

   J. W. Brown                              1995       $257,500        $200,000        $ 7,845        157,500        $ 88,244
   Vice President, and Chief Executive      1994       $257,500        $150,000        $ 6,368         46,468<F2>    $ 36,920
   Officer and President, Protein           1993       $250,000        $150,000        $ 6,261              0        $ 33,804
   Technologies International, Inc.

   J. R. Elsesser                           1995       $277,500        $236,000        $ 6,140         55,000        $140,727
   Vice President and Chief                 1994       $247,500        $125,000        $ 8,277              0        $ 79,300
   Financial Officer                        1993       $220,000        $105,000        $ 9,822              0        $ 43,743

   W. P. McGinnis                           1995       $310,000        $255,000        $10,927         65,000        $119,529
   Vice President, and President            1994       $257,500        $175,000        $ 7,459              0        $ 78,960
   and Chief Executive Officer,             1993       $250,000        $200,000        $ 9,299              0        $ 41,874
   Pet Products Group

   J. P. Mulcahy                            1995       $310,000        $255,000        $ 6,138         65,000        $ 92,701
   Vice President; and Chairman of the      1994       $277,500        $166,500        $ 8,465              0        $ 77,379
   Board and Chief Executive Officer,       1993       $250,000        $165,000        $12,527              0        $ 47,706
   Eveready Battery Company, Inc.


 -----

<F1> The amounts shown in this column consist of the following: (i)
     above market interest accrued with respect to deferrals under the Fixed Benefit Option of the Company's Deferred Compensation Plan for Key Employees-such amounts are $65,550, $2,517, $4,244, $3,943, and $3,460, respectively, for Messrs. Stiritz, Brown, Elsesser, McGinnis and Mulcahy; (ii) Company matching contributions or accruals under the Company's Savings Investment Plan and Executive Savings Investment Plan-such amounts are $54,000, $15,450, $16,650, $18,600 and $34,933, respectively, for
     Messrs. Stiritz, Brown, Elsesser, McGinnis and Mulcahy for fiscal year 1995. The amounts shown in the column also include $267,750, $50,000, $59,000 and $63,750, respectively, for Messrs. Stiritz, Brown, Elsesser and McGinnis as a Company match of 25% of amounts deferred by such individuals under the Equity Option of the Deferred Compensation Plan for Key Employees; and (iii) amounts attributable to the portion of split-dollar life insurance premiums paid by the Company-these amounts will be repaid on a specified future date. Amounts included are equal to the premiums outstanding during the fiscal year multiplied by the Company's weighted average short-term borrowing rate during the year. Such amounts are $214,562, $20,277, $60,833, $33,236 and $54,308, respectively, for Messrs. Stiritz, Brown, Elsesser, McGinnis and
     Mulcahy.

<F2> Options granted in 1994 were 524,472 options to acquire CBG
     Stock. Upon exchange of shares of CBG Stock for Common Stock on May 15, 1995, outstanding options to acquire shares of CBG Stock were, pursuant to the terms of the awards, converted into options to acquire Common Stock.

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION
                                                                                                      FOR OPTION TERM<F7>
                                                                                                -----------------------------
             (A)                (B)<F1>             (C)             (D)<F2>         (E)            (F)                 (G)

                               NUMBER OF
                              SECURITIES        % OF TOTAL
                              UNDERLYING      OPTIONS GRANTED    EXERCISE OR
                                OPTIONS       TO EMPLOYEES IN     BASE PRICE     EXPIRATION
            NAME             GRANTED (#)        FISCAL YEAR         ($/SH)          DATE          5%($)               10%($)
            ----             -----------      ---------------    -----------     ----------       -----               ------
   W. P. Stiritz              50,000<F3><F6>       2.63%             $58          9-27-05       $1,825,689         $ 4,627,748
                              50,000<F3><F6>       2.63%             $58          9-27-05       $1,825,689         $ 4,627,748
                              50,000<F3><F6>       2.63%             $58          9-27-05       $1,825,689         $ 4,627,748
                              45,000<F4><F6>       2.37%             $48          3-22-05       $1,359,824         $ 3,446,874

   J. W. Brown                10,000<F3><F6>        .53%             $58          9-27-05       $  365,138         $   925,550
                              10,000<F3><F6>        .53%             $58          9-27-05       $  365,138         $   925,550
                              10,000<F3><F6>        .53%             $58          9-27-05       $  365,138         $   925,550
                             112,500<F5><F6>       5.92%             $58          9-27-05       $4,107,800         $10,412,433
                              15,000<F4><F6>        .79%             $48          3-22-05       $  453,275         $ 1,148,958

   J. R. Elsesser             13,334<F3><F6>        .70%             $58          9-27-05       $  486,850         $ 1,234,066
                              13,333<F3><F6>        .70%             $58          9-27-05       $  486,850         $ 1,234,066
                              13,333<F3><F6>        .70%             $58          9-27-05       $  486,850         $ 1,234,066
                              15,000<F4><F6>        .79%             $48          3-22-05       $  453,275         $ 1,148,958

   W. P. McGinnis             16,667<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              16,667<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              16,666<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              15,000<F4><F6>        .79%             $48          3-22-05       $  453,275         $ 1,148,958

   J. P. Mulcahy              16,667<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              16,667<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              16,666<F3><F6>        .88%             $58          9-27-05       $  608,563         $ 1,542,583
                              15,000<F4><F6>        .79%             $48          3-22-05       $  453,275         $ 1,148,958


 -----

<F1> Options granted were options to acquire shares of Common Stock.

<F2> Market price on date of grant.

<F3> Reflects one of three tranches each equal to 33 1/3% of performance options granted to the executive on a single date. The options are exercisable in such tranches on 9-28-98, 9-28-01 and 9-28-04, provided that, with respect to each tranche, a target market price (reflecting a 5% per year increase in the market price of the Common Stock) is met on the respective date; if the target market price is not met on the relevant date, shares of that tranche will not become exercisable until and unless the target market price for a subsequent anniversary of the date of the grant is met. The target market prices for the dates on which each tranche of such shares would first become exercisable are $67.14, $77.73 and $89.99, respectively.

<F4> Exercisable at the rate of 25% of total shares on March 23 in each of the years 1997 through 2000.

<F5> Exercisable at the rate of 20% of total shares on September 28 in each of the years 1999 through 2003.

<F6> All options become exercisable upon death, declaration of permanent and total disability, retirement, involuntary termination of employment (other than for cause) or change in control of the Company.

<F7> Potential realizable value is calculated based on an assumption that the price of the Common Stock appreciates at the annual rates shown (5%, 10%), compounded annually, from the date of grant of option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The Company has elected to illustrate the potential realizable value using 5% and 10% assumed rates of appreciation pursuant to the rules of the Securities and Exchange Commission. This does not represent the Company's estimate or projection of future stock prices; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED                  IN-THE-MONEY OPTIONS
                         SHARES                        OPTIONS AT FY-END(#)(F1><F2>                   AT FY-END($)
                      ACQUIRED ON       VALUE          ------------------------------       ---------------------------------
          NAME        EXERCISE(#)     REALIZED($)      EXERCISABLE      UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
          ----        -----------     -----------      -----------      -------------       -----------         -------------
   W. P. Stiritz            0              0             134,148           657,069          $3,457,836           $9,363,855

   J. W. Brown              0              0              71,682           298,242          $1,536,827           $2,249,538

   J. R. Elsesser           0              0              89,432           263,676          $2,305,215           $4,350,929

   W. P. McGinnis           0              0              89,432           273,676          $2,305,215           $4,350,929

   J. P. Mulcahy            0              0              89,432           273,676          $2,305,215           $4,350,929


 -----

<F1> Pursuant to anti-dilution provisions of outstanding option awards, all outstanding options to acquire shares of CBG Stock were, on May 15, 1995, concurrent with the exchange of each outstanding share of CBG Stock for .0886 shares of Common Stock, converted into options to acquire shares of Common Stock. Both the number of shares subject to option and the exercise price of the existing options were adjusted in the conversion based upon the exchange ratio of .0886, but all other terms, including dates and periods of exercisability, remained unchanged.

<F2> All options become exercisable upon death, declaration of permanent and total disability, retirement, involuntary termination of employment (other than for cause) or change in control of the Company.

                                        LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                                      ESTIMATED FUTURE PAYMENTS
                                                                                  UNDER NON-STOCK PRICE-BASED PLANS
                                                                           ---------------------------------------------
             (A)                     (B)                (C)                   (D)                (E)               (F)

                                    NUMBER          PERFORMANCE
                                  OF SHARES,      OR OTHER PERIOD
                                UNITS OR OTHER   UNTIL MATURATION          THRESHOLD           TARGET            MAXIMUM
            NAME                   RIGHTS(#)         OR PAYOUT                ($)                ($)               ($)
            ----                --------------   ----------------          ---------           ------            -------
                                                                        25% of 3 years'                      125% of 3 years'
   W. P. Stiritz                     N/A              9/30/97           aggregate salary         N/A         aggregate salary

                                                                        25% of 3 years'                      125% of 3 years'
   J. W. Brown                       N/A              9/30/97           aggregate salary         N/A         aggregate salary

                                                                        25% of 3 years'                      125% of 3 years'
   J. R. Elsesser                    N/A              9/30/97           aggregate salary         N/A         aggregate salary

                                                                        25% of 3 years'                      125% of 3 years'
   W. P. McGinnis                    N/A              9/30/97           aggregate salary         N/A         aggregate salary

                                                                        25% of 3 years'                      125% of 3 years'
   J. P. Mulcahy                     N/A              9/30/97           aggregate salary         N/A         aggregate salary

   The Committee approved the adoption of a Leveraged Incentive Plan, effective October 1, 1994, for a select group of executives of the Company including the Named Executive Officers. The plan is designed to pay a cash bonus to participants if, during the three-year period commencing on that date, total shareholder return, (defined as stock price appreciation including reinvestment of dividends), equals or exceeds certain thresholds for average annual shareholder return set by the Committee. Each of the Named Executive Officers will be entitled to a payment under this portion of the Plan ranging from 25% of his aggregate salary for the three-year period if the average annual shareholder return for the period equals or exceeds 10%, increasing ratably to a maximum of 100% of his aggregate salary for the period if the return averages 20% per year. No payments will be made under this portion of the Plan if the average annual return is less than 10% for the period. In addition, if the Company's total shareholder return for the three-year period is at or above that of the 75th percentile of a group of approximately 20 peer competitors, the Named Executive Officers will be entitled to receive a payment equal to 25% of aggregate salary for the three-year period. A participant must remain employed by the Company through the end of the three-year period to be eligible for a payment. Payments that otherwise would not be deductible under Section 162(m) of the Internal Revenue Code may, at the sole discretion of the Committee, be deferred in whole or in part until such time as they are deductible by the Company.

                             RETIREMENT PLAN

   The Purina Retirement Plan for Sales, Administrative and Clerical Employees (the "Retirement Plan") may provide pension benefits in the future to the Named Executive Officers. Substantially all regular U.S. sales, administrative and clerical employees having one year of service with the Company or certain of its majority-owned subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

   Annual benefits are computed by multiplying the participant's Final Average Earnings (average of participant's five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant's years of service (to a maximum of 40 years) and by subtracting from that amount up to one-half of the participant's primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).


   The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers, assuming age 65 retirement. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above.


                                                       PENSION PLAN TABLE

     REMUNERATION                                                    YEARS OF SERVICE
    (FINAL AVERAGE           -------------------------------------------------------------------------------------------------
      EARNINGS)                 10             15             20            25             30             35             40
    --------------           --------       --------       --------      --------       --------       --------       --------
     $  300,000              $ 45,000       $ 67,500       $ 90,000      $112,500       $135,000       $157,500       $180,000

        400,000                60,000         90,000        120,000       150,000        180,000        210,000        240,000

        500,000                75,000        112,500        150,000       187,500        225,000        262,500        300,000

        600,000                90,000        135,000        180,000       225,000        270,000        315,000        360,000

        700,000               105,000        157,500        210,000       262,500        315,000        367,500        420,000

        800,000               120,000        180,000        240,000       300,000        360,000        420,000        480,000

        900,000               135,000        202,500        270,000       337,500        405,000        472,500        540,000

      1,000,000               150,000        225,000        300,000       375,000        450,000        525,000        600,000

      1,200,000               180,000        270,000        360,000       450,000        540,000        630,000        720,000

      1,400,000               210,000        315,000        420,000       525,000        630,000        735,000        840,000

      1,600,000               240,000        360,000        480,000       600,000        720,000        840,000        960,000

      2,000,000               300,000        450,000        600,000       750,000        900,000      1,050,000      1,200,000

      2,400,000               360,000        540,000        720,000       900,000      1,080,000      1,260,000      1,440,000


   For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 1995, the following years of credited service: Messrs. Stiritz-32 years; Brown-25 years; Elsesser-10 years; McGinnis-23 years; and Mulcahy-28 years. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 17.

                           DEATH BENEFIT PLAN

   The Company maintains, at no cost to the participants, an unfunded Executive Life Plan to provide supplemental benefits to certain key members of management, generally at the level of division vice president and above. The Plan provides a death benefit, after retirement of a plan participant, to his or her named beneficiary in an amount equal, on an after-tax basis, to 50% of the participant's last full year's salary and bonus prior to retirement. To be eligible for the benefit, a participant must at the time of retirement meet certain conditions, including (i) being enrolled in the Company's Partnership Life Plan, which is available to substantially all non-union administrative and production employees in the United States, with elective coverage of at least one times earnings; and (ii) being age 55 with at least two years of service or having a combination of age and years of service equal to at least
 80. Messrs. Stiritz and Brown participated in this Plan during fiscal year 1995.

                            GRANTOR TRUST

   During fiscal year 1994, the Company established and funded an irrevocable grantor trust to provide a source of funds to assist the Company in meeting its obligations under certain employee benefit plans and programs in which the Named Executive Officers, as well as other employees, participate. At the present time, assets of the trust consist primarily of Common Stock and life insurance policies. In the event that the Company is in default of its funding obligations under the trust, payment of obligations under such plans and programs will immediately accelerate unless the employee elects to defer payment.


    CHANGE-IN-CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

   The Company has Management Continuity Agreements with the Named Executive Officers. The purpose of the agreements is to provide severance compensation to each covered Executive Officer in the event of the officer's voluntary or involuntary termination after a change in control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the Executive Officer's salary and bonus for a specified period following the Executive Officer's termination of employment, the continuation of other executive benefits for the same applicable period and certain pension bridging payments. The initial applicable period is four years in the case of Mr. Stiritz, and three years for the other Named Executive Officers, which periods are subject to reduction for each complete year the Executive Officer remains employed following the change in control. No payments would be made in the event the Executive Officer's termination is due to death, disability or normal retirement, or is for cause, nor would any payments continue beyond the Executive Officer's normal retirement date.

                     HUMAN RESOURCES COMMITTEE
                 REPORT ON EXECUTIVE COMPENSATION

   The Human Resources Committee (the "Committee") consists entirely of non-management directors free from relationships that might be considered a conflict of interest. The Committee approves direct and indirect remuneration of all executive officers. It also administers, and makes awards under, the shareholder-approved Ralston Purina Company 1988 Incentive Stock Plan pursuant to which stock-based awards such as stock options and restricted stock may be granted.

   The Company's executive compensation program is designed to attract, retain and motivate key executives of the Company and to enhance shareholder value by linking each executive's compensation to both individual and Company performance. The Company intends to provide an overall package of compensation that is competitive, but that has a greater "at risk" element than competitive norms. In determining competitive position, published surveys of a number of U.S. based corporations of similar size-both corporations engaged in businesses similar to those of the Company, as well as corporations engaged in other businesses-are reviewed. Executive compensation for Mr. Stiritz and other executive officers consists principally of base salary, cash bonus awards and long-term stock-based incentive awards.

   Salary is based on the Committee's assessment of the executive's responsibilities, experience and performance; compensation data of other companies; historical compensation levels at the Company; the competitive environment for attracting and retaining executives; and, in the case of executive officers other than Mr. Stiritz, on the recommendation of Mr. Stiritz. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting executive salaries, and then, within that framework, considerations of individual performance, level of responsibility and experience are used to set specific salaries. The Company attempts to set base salary levels at or below the median level for executives holding similar positions at surveyed corporations.

   Annual cash bonuses are set each year at or near the end of the Company's fiscal year. Factors considered in determining the amount of cash bonuses are the officer's individual performance (including the quality of strategic plans, organizational and management development, special project leadership and similar manifestations of individual performance); the financial performance of the officer's business unit relative to the business plan (including such areas as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share, return on equity and total return to the shareholders in the form of stock price appreciation and dividends) and historical levels of salary and bonus payments. The Committee relies heavily, but not exclusively, on these quantitative and qualitative measures. It exercises subjective judgment and discretion, in light of these measures and in view of the Company's compensation objectives and policies described above, to determine overall bonus funds and individual bonus awards. For fiscal year 1995, the bonuses of Mr. Brown and Mr. McGinnis were determined in accordance with the foregoing principles.

   The 1995 annual bonuses of five executive officers of the Company, including Mr. Stiritz, were determined according to a bonus program for certain corporate division employees. The plan provided for payment of a percentage of base salary, the calculation of which was based in part on a subjective assessment of an employee's performance and in part on the amount by which the Company's earnings per share on a fully diluted basis for fiscal year 1995 exceeded such earnings for the preceding fiscal year.

   In addition, the 1995 annual bonuses of the three executive officers of the Company, including Mr. Mulcahy, employed at its Eveready Battery Company subsidiary were determined according to the Eveready Battery Company Operating Units Bonus Plan, which provided for a bonus equal to a percentage of their base salary. The percentage is determined by both a subjective evaluation of their individual performance as well as Eveready's calculation of earnings, adjusted for unusual items, for the current fiscal year compared to a calculation of earnings for the prior fiscal year. The comparison of earnings was given a weight of 70% and the subjective evaluation a weight of 30% in calculating the percentage used in determining their bonuses.

   The Committee expects to continue to utilize executive bonus plans with varying measures of individual and/or corporate performance for determining all or part of bonuses for corporate officers. It approved an intermediate term incentive plan under which certain key employees, including the executive officers, may be paid a cash award at the end of three years if the Company's stock performance equals or exceeds certain benchmarks. The Committee approved the plan in order to support an overall compensation package at competitive levels for key executives whose actions can effect successful corporate results. Tying payment under the plan to increases in shareholder value is consistent with its philosophy of maintaining a relatively high portion of pay at risk. In addition, the Committee exercises its discretion in determining whether to permit eligible employees, including executive officers, to defer payment of their cash bonus or other cash compensation under the terms of the Deferred Compensation Plan for Key Employees. The terms of that Plan may include, in any particular year, an additional Company match on deferrals in the Equity Option of the Plan.

   Stock-based incentive awards consist principally of stock options and restricted stock awards which are granted from time to time under the 1988 Incentive Stock Plan. In general, the Committee bases its decisions to grant stock-based incentives on the number of shares of Common Stock outstanding, the number of shares of Common Stock authorized by shareholders under the 1988 Incentive Stock Plan, the number of options and shares of restricted stock held by the executive for whom an award is being considered and the other elements of the executive's compensation, as well as the Company's compensation objectives and policies described above. As with the determination of base salaries and a portion of bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. In September of 1995, the Committee granted a special option award to Mr. Brown, in recognition of his assuming the leadership of one of the Company's core businesses.

   Stock options entitle the recipient to purchase a specified number of shares of the Company's Common Stock after a specified period of time and, in the case of performance-based options, after a performance goal has been met, at an option price which is equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Company's Common Stock. In addition, since the options "vest" serially, generally over a period of four to ten years after the date of grant, they enhance the ability of the Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company.

   Restricted stock awards consist of grants of the Company's Common Stock subject to certain restrictions. The restricted shares may not be sold, pledged or otherwise transferred until the restrictions lapse, which occurs serially, generally over a period of four to ten years after the date of grant. However, certain restricted stock awards generally do not vest at all until the recipient's attainment of age 62. Dividends, and interest on the dividends, accumulate until distributed as restrictions on the underlying shares lapse. Restricted stock awards further the goal of retaining key executives by encouraging stock ownership while linking executive performance with shareholder value.

   The Committee increased Mr. Stiritz's fiscal year 1996 salary and his 1995 annual cash bonus, in September of 1995, based upon the factors normally considered in fixing base salary and bonus as described above. During fiscal year 1995, the Committee granted Mr. Stiritz options to purchase 195,000 shares of Common Stock. In light of the significance of Mr. Stiritz's contributions to the Company's performance and his role in strategic decisions designed to promote the Company's future long-term growth, the Committee believes that the level of compensation paid to Mr. Stiritz is appropriate and in the best interests of shareholders.

   A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per year per person for the Chief Executive Officer and the next four highest-paid executives. The Committee has directed the Company's management to review executive compensation arrangements and employee benefit plans in light of this provision. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions or to an executive's individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

       W. H. Danforth-Chairman         J. H. Biggs
       M. D. Ingram                    K. D. Ortega

                        PERFORMANCE GRAPHS

   The graphs displayed below are presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Notice of Annual Meeting of Shareholders and Proxy Statement, in whole or in part, the following Performance Graphs and the Human Resources Committee Report on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

   Set forth below are line graphs comparing the annual percentage change in cumulative total shareholder return for each class of Ralston Purina Company's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Index and a Bakery Index as defined in footnote (3) to the graphs.

        COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN
        RALSTON PURINA COMPANY COMMON STOCK ON SEPTEMBER 30, 1990
                   VS. S&P 500 AND S&P FOOD INDICES<F1>

                           [PERFORMANCE GRAPH]

        COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN
          RALSTON-RPG GROUP AND RALSTON-CBG GROUP COMMON STOCKS
                FROM AUGUST 2, 1993 THROUGH MAY 15, 1995
                  VS. S&P 500 AND COMPETITOR INDICES<F2>

                           [PERFORMANCE GRAPH]

[FN]
------------

<F1> On July 30, 1993, Ralston Purina Company recapitalized its former single class of common stock by redesignating it as Ralston-Ralston Purina Group Common Stock ("RPG Stock") and distributing Ralston-Continental Baking Group Common Stock ("CBG Stock"). For the line designated as "Ralston" the graph depicts the cumulative return on $100 invested in Ralston Purina Company's former single class of common stock from September 30, 1990 through July 30, 1993. Since August 2, 1993 (the date of initial issuance of RPG and CBG Stocks, depicted by the first solid vertical line) the graph depicts the cumulative return on $100 invested on that date in a capitalization-weighted combination of RPG and CBG Stock. Furthermore, on March 31, 1994, Ralston spun-off Ralcorp Holdings, Inc. via a one for three stock dividend, which for performance purposes for RPG has been treated as a special one-time stock dividend in which the Ralcorp dividend was assumed liquidated with the proceeds from the sale being reinvested in RPG common. On April 4, 1994, (the initial date of issuance of the Ralcorp dividend) Ralcorp closed at $15.00 and RPG Stock closed at $37.25. On May 15, 1995 (as depicted by the second solid vertical line) each share of CBG Stock was exchanged for .0886 shares of RPG Stock; the shares of RPG Stock received upon the exchange are included in the overall performance of RPG Stock subsequent to that date. For the S&P 500 and S&P Food Indices, cumulative returns are measured for the period September 30, 1990 through September 30, 1995, with the value of each index set to $100 on September 30, 1990. Total return assumes reinvestment of dividends.

<F2> The lower graph depicts the cumulative return since August 2,
     1993, the date of initial issuance of RPG Stock and CBG Stock, through May 15, 1995, the date shares of CBG Stock were exchanged for shares of RPG Stock, of $100 invested during that time period in either RPG Stock or CBG Stock or one of the competitor indices. Total return assumes reinvestment of dividends.

<F3> The Bakery Index consists of a capitalization-weighted
     combination of the common stocks of CBG, Flowers Industries, Inc. and Interstate Bakeries Corporation.

                           OTHER TRANSACTIONS

   The Company has for many years purchased insurance and insurance-related products and services from General American Life Insurance Company ("General American") as well as other major insurance companies. Insurance policies with General American have principally included coverage for life, health and disability benefits. Richard
 A. Liddy, who was named a Director of the Company during fiscal year 1995, is Chairman of the Board, President and Chief Executive Officer of General American. Mr. Liddy has disclaimed any direct or indirect material interest in transactions between the Company and General American. The Company believes that all such transactions were in the ordinary course of its business and were on terms that were reasonable and competitive. The Company expects that its transactions with General American will continue and, as in the past, will be conducted in the ordinary course and on competitive terms.


                       SOLICITATION STATEMENT

   The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone or personal contact. Georgeson & Co. has been retained to assist in the solicitation of proxies for a fee of $11,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs reasonably incurred by them in sending proxy materials to the beneficial owners of the Ralston-Ralston Purina Group Common Stock.

            SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

   Any shareholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than August 19, 1996. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Bylaws of the Company.

                                 By order of the Board of Directors,

                                 /s/ James M. Neville

                                 JAMES M. NEVILLE
                                 Secretary

 December 15, 1995

                                                              EXHIBIT A

             AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

 RESOLVED, that Article Three-A of the Restated Articles of
 Incorporation of Ralston Purina Company entitled CLASSES AND NUMBER OF SHARES, be amended to read as follows:

   "The aggregate number of shares of capital stock which the corporation is authorized to issue is 610,600,000 shares, consisting of:

     (a) 600,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"); and

     (b) 10,600,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of which 4,600,000 shares of Preferred Stock are designated as Series A ESOP Convertible Preferred Stock ("ESOP Stock")."

 FURTHER RESOLVED that Article Three-D of the Restated Articles of Incorporation of Ralston Purina Company entitled TERMS OF COMMON
 STOCK, be amended to read in its entirety as follows:

   "1. Voting Rights. On all matters to be voted on by the holders of shares of Common Stock, each outstanding share of Common Stock shall have one vote.

    2. Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Common Stock out of funds of the corporation legally available therefor, in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof. Before any dividend, other than a dividend payable in Common Stock of the corporation, may be declared and paid with respect to any class of Common Stock outstanding, all cumulative dividends for past quarters and the dividend for the current quarter with respect to the ESOP Preferred Stock outstanding must be declared and paid, or declared and set apart for payment."

                                                              EXHIBIT B

            RALSTON PURINA COMPANY 1996 INCENTIVE STOCK PLAN

                      SECTION I. GENERAL PROVISIONS

 A. Purpose of Plan

   The purpose of the Ralston Purina Company 1996 Incentive Stock Plan (the "Plan") is to enhance the profitability and value of the Company for the benefit of its shareholders by providing for stock options and other stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company.

 B. Definitions of Terms as Used in the Plan

     1. "Affiliate" means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

     2. "Award" means a Stock Option granted under Section II of the Plan or Other Stock Award granted under Section III of the Plan.

     3. "Committee" means the Human Resources Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.

     4. "Company" means Ralston Purina Company.

     5. "Employee" means any person who is employed by the Company or an Affiliate.

     6. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     7. "Fair Market Value" of any class or series of Stock means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the New York Stock Exchange-Composite Transactions. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

     8. "RPG Stock" means the Ralston-Ralston Purina Group Common
        Stock.

     9. "Stock" means the RPG Stock or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

    10. "Termination for Cause" means Employee's termination of employment with the Company or an Affiliate because of the Employee's willful engaging in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence on the part of Employee, (ii) an act or omission believed by Employee in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by Employee to be lawful, or (iii) the good faith conduct of Employee in connection with a Change of Control (including opposition to or support of such Change of Control).

    11. "Corporate Officer" means the President, Chief Executive
        Officer, Corporate Vice Presidents, Secretary and Treasurer of the Company.

 C. Scope of Plan and Eligibility

   Any Employee selected by the Committee, except a member of the Committee or a director whose principal employment is not with the Company or an Affiliate, shall be eligible for any Award contemplated under the Plan.

 D. Authorization and Reservation

   There shall be established a reserve of 5,000,000 authorized shares of RPG Stock, which shall be the total number of shares of Stock that may be presently issued pursuant to Awards. The reserves may consist of authorized but unissued shares of Stock or of reacquired shares, or both. Upon the cancellation or expiration of an Award, all shares of Stock not issued thereunder shall become available for the granting of additional Awards.

 E. Grant of Awards and Administration of the Plan

     1. The Committee shall determine those eligible to receive Awards and the amount, type and terms of each Award, subject to the provisions of the Plan. Each member of the Committee shall be
        (i) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or otherwise qualified to administer this Plan as contemplated by that Rule or any successor Rule under the Exchange Act. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Plan or any Award by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee, and any other person with rights to any Award under the Plan, and no member of the Committee shall be subject to individual liability with respect to the Plan.

     2. The Committee shall administer the Plan and, in connection therewith, it shall have full power to construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan.

                        SECTION II. STOCK OPTIONS

 A. Description

   The Committee may grant options with respect to any class or series of Stock ("Stock Options") that qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended, and it may grant Stock Options that do not so qualify.

 B. Terms and Conditions

     1. Each Stock Option shall be set forth in a written agreement containing such terms and conditions as the Committee may determine, subject to the provisions of the Plan.

     2. The purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be cash or Stock, as the Committee may determine.

     3. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.

     4. The option price of shares subject to any Stock Option shall not be less than the Fair Market Value of the appropriate class or series of Stock at the time the option is granted.

     5. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the appropriate class or series of Stock with respect to which options are exercisable for the first time by any Employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

 C. Period of Exercise

   Unless the Committee shall have determined otherwise, upon the occurrence of an event described in this Section II. C., any options that are otherwise exercisable on the date of such event shall remain exercisable during the period set forth herein:

   1. Upon termination of the Award recipient's employment at or after attainment of age 62, or due to death or declaration by the Committee of the recipient's total and permanent disability, options that are exercisable upon such termination shall remain exercisable for three years after such termination;

   2. Upon involuntary termination of the Award recipient's employment for reasons other than Termination for Cause, or upon voluntary termination of employment on or after age 55 but before age 62, options that are exercisable shall remain exercisable for six months after such termination;

   3. Upon a declaration of forfeiture pursuant to Section IV of the Plan due to (i) Termination for Cause of the Award recipient's employment, (ii) the Award recipient's voluntary termination of employment before age 55, (iii) the Award recipient's engaging in competition with the Company or an Affiliate, or (iv) the Award recipient's engaging in any activity or conduct contrary to the best interests of the Company or any Affiliate, options that are exercisable shall remain exercisable for seven days thereafter.

                     SECTION III. OTHER STOCK AWARDS

   In addition to Stock Options, the Committee may grant Other Stock Awards payable in any class or series of Stock upon such terms and conditions as the Committee may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

   1. Restricted Stock Awards. The Committee may grant Restricted Stock Awards, each of which consists of a grant of shares of any class or series of Stock subject to terms and conditions determined by the Committee in its discretion, subject to the provisions of the Plan. Such terms and conditions shall be set forth in written agreements. The shares of Stock granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with Section IV of the Plan. Shares of Stock issued pursuant to a Restricted Stock Award will be issued for no monetary consideration.

   2. Stock Related Deferred Compensation. The Committee may, in its discretion, permit the deferral of payment of an Employee's cash bonus or other cash compensation in the form of either cash or any class or series of Stock (or Stock equivalents, each corresponding to a share of such Stock) under such terms and conditions as the Committee may prescribe. Payment of such compensation may be deferred for such period or until the occurrence of such event as the Committee may determine. The Committee may, in its discretion, determine whether any deferral, whether made in cash or such class or series of Stock (or Stock equivalents) shall be paid on distribution in cash or in Stock; distributions to Corporate Officers shall be paid only in cash. If a deferral is permitted in the form of Stock or Stock equivalents, the number of shares of Stock or number of Stock equivalents deferred will be determined by dividing the amount of the Employee's bonus or other cash compensation being deferred by the average of the closing prices of the appropriate class or series of Stock, as reported by the New York Stock Exchange-Composite Transactions, during the ten trading days preceding the effective date of the Committee's decision to defer. In addition, the Committee may, in any fiscal year, provide for an additional matching deferral to be credited to an Employee's account. If the Committee directs the payments in any class or series of Stock of any portion of amounts deferred in cash, the number of shares of such Stock paid will be determined based on the average of the closing prices of such Stock, as reported by the New York Stock Exchange-Composite Transactions, during the ten trading days before the payment is due. The Committee, in its discretion, may permit the conversion of deferrals in any class or series of Stock or Stock equivalents into deferrals in cash, or the conversion of deferrals in cash into deferrals in any class or series of Stock or Stock equivalents. In the event such conversion is permitted, the conversion price of the appropriate class or series of Stock shall be based on the Fair

      Market Value of such Stock. Additional rights or restrictions may apply in the event of a change in control of the Company.

                    SECTION IV. FORFEITURE OF AWARDS

 A. Unless the Committee shall have determined otherwise, the recipient of an Award shall forfeit all amounts not payable or rights not exercisable upon the occurrence of any of the following events:

     1. The recipient is Terminated for Cause.

     2. The recipient voluntarily terminates his or her employment other than by retirement after attainment of age 62, or such other age as may be provided for in the Award.

     3. The recipient engages in competition with the Company or any Affiliate.

     4. The recipient engages in any activity or conduct contrary to the best interests of the Company or any Affiliate.

 B. The Committee may include in any Award any additional or different conditions of forfeiture it may deem appropriate. The Committee also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated above or in the Award contract.

 C. In the event of forfeiture, the recipient shall lose all rights in and to the Award. Except in the case of Restricted Stock Awards as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Award.

 D. Such determinations as may be necessary for application of this Section, including any grant of authority to others to make determinations under this Section, shall be at the sole discretion of the Committee, and its determinations shall be conclusive.

                       SECTION V. DEATH OF AWARDEE

 Upon the death of an Award recipient, the following rules apply:

     1. A Stock Option, to the extent exercisable on the date of a recipient's death, may be exercised at any time within three (3) years after the recipient's death, but not after the expiration of the term of the Option. The Stock Option may be exercised by the recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

     2. In the case of any other Award, the Stock due shall be determined as of the date of the recipient's death, in accordance with the terms of the Award, and the Company shall issue the appropriate number of shares of the appropriate class or series of Stock or pay cash equal to the Fair Market Value thereof or such other value as the Committee may in its sole discretion determine. Such issuance of shares of such Stock or payment of cash shall be made to recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

   An Award recipient may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the recipient, a Stock Option, or to receive, in such event, any Other Stock Awards. The Committee reserves the right to review and approve beneficiary designations. A recipient may from time to time revoke or change any such designation or beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Stock Option or to receive any Other Stock Award, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

                 SECTION VI. OTHER GOVERNING PROVISIONS

 A. Transferability

   Except as otherwise noted herein, no award shall be transferable other than by beneficiary designation, will or the laws of descent and distribution, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or by his guardian or legal representative.

 B. Rights as a Shareholder

   A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder, with respect to any options or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate. In addition, with respect to Restricted Stock Awards, recipients shall have only such rights as a shareholder as may be set forth on the certificate or in the terms of the Award.

 C. General Conditions of Awards

   No Employee or other person shall have any right with respect to this Plan, the shares reserved or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

 D. Reservation of Rights of Company

   The selection of an Employee for any Award shall not give such person any right to continue as an Employee and the right to discharge any Employee is specifically reserved.

 E. Acceleration

   The Committee may, in its sole discretion, accelerate the date of exercise or other receipt of any Award.

 F. Effect of Certain Changes

   In the event of any extraordinary dividend, stock split-up, stock dividend, issuance of any targeted stock, recapitalization, warrant or rights issuance or combination, exchange or reclassification with respect to any outstanding class or series of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the Committee or its delegee shall cause such equitable adjustments as it deems appropriate to be made to the shares reserved under Section I.D. of the Plan and the terms of outstanding Awards to reflect such event and preserve the value of such Awards. In the event the Committee determines that any such event has a minimal effect on the value of Awards, it may elect not to cause any such adjustments to be made. In all events, the determination of the Committee or its delegee shall be conclusive. If any such adjustment would result in a fractional security being issuable or awarded under this Plan, such fractional security shall be disregarded.

 G. Withholding of Taxes

   The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award. The recipient may elect, subject to approval by the Committee, to have shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. With respect to Corporate Officers or other recipients subject to Section 16(b) of the Exchange Act, the Committee may impose such other conditions on the recipient's election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

 H. No Warranty of Tax Effect

   Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Award.

 I. Amendment of Plan

   The Board of Directors of the Company may, from time to time, amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that (1) no amendment, suspension or termination may apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent; (2) no amendment may be made to increase the number of shares of Stock reserved under Section I.D. of the Plan;
 (3) no amendment may withdraw the authority from the Committee to administer the Plan; and (4) no amendment may change the class of Employees who may be eligible or make members of the Committee eligible to receive Awards.

 J. Construction of Plan

   The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws, but not the laws pertaining to choice of laws, of the State of Missouri.

                  SECTION VII. EFFECTIVE DATE AND TERM

   This Plan shall be effective upon adoption by the shareholders of the Company. The Plan shall continue in effect until December 31, 2005, when it shall terminate. Upon termination, any balances in the Share Reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Awards to conclude the administration of the Plan.



 SR-1074

     LANGUAGE ON FRONT OF PROXY CARD

RALSTON PURINA
COMPANY

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 1,
     1996 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
     STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on February 1, 1996, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to ALL shares owned by the undersigned, including any RAL Stock held in the undersigned's account under the Dividend Reinvestment Plan, and any RAL Stock and ESOP Preferred
Stock shares credited to the undersigned's account under the Savings Investment Plan. Each share of RAL Stock and ESOP
Preferred Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4.



                   RAL              RAL
    Proxy #   Shares Owned      SIP Shares    ESOP Preferred



IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.  RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

------------------------------------

LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   Donald Danforth, Jr., William H. Danforth,
                              Richard A. Liddy and Katherine D. Ortega

                              /  / FOR all nominees listed.
                              / / FOR all nominees listed except _____________. / / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

3.   Proposal to amend the Restated Articles of Incorporation.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

4.   Proposal to adopt 1996 Incentive Stock Plan.

     /  /FOR    /  /AGAINST   /  /ABSTAIN



                                  Shareholder(s), please
                                  sign below exactly
                                  as name(s) appears on
                                  front of card; in
                                  the case of joint
                                  holders, all should sign.

                                  ________________________

                                  ________________________

                                  ________________________

                                  Signature(s)(Title(s), if
                                  applicable)

                                  Date ___________________

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 above.

     LANGUAGE ON FRONT OF PROXY CARD

Ralston Purina
Company
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 1,
          1996 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
          STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on February 1, 1996, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to ALL shares owned by the undersigned, including any RAL Stock held in the undersigned's account under the Dividend Reinvestment Plan. Each share of RAL Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4.


          Proxy #        Shares Owned

RAL


IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.  RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

------------------------------------

LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   Donald Danforth, Jr., William H. Danforth,
                              Richard A. Liddy and Katherine D. Ortega

                              /  / FOR all nominees listed.
                              / / FOR all nominees listed except _____________. / / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

3.   Proposal to amend the Restated Articles of Incorporation.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

4.   Proposal to adopt 1996 Incentive Stock Plan.

     /  /FOR    /  /AGAINST   /  /ABSTAIN



                                  Shareholder(s), please
                                  sign below exactly
                                  as name(s) appears on
                                  front of card; in
                                  the case of joint
                                  holders, all should sign.

                                  ________________________

                                  ________________________

                                  ________________________

                                  Signature(s)(Title(s), if
                                  applicable)

                                  Date ___________________

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 above.

     LANGUAGE ON FRONT OF PROXY CARD

Ralston Purina
Company
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 1,
          1996 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
          STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on February 1, 1996, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to shares of RAL Stock credited to the undersigned's account under the Interstate Brands Corporation
Savings Investment Plan. Each share of RAL Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4.



                                 RAL
              Proxy #        SIP Shares



IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.  RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

-------------------------

LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   Donald Danforth, Jr., William H. Danforth,
                              Richard A. Liddy and Katherine D. Ortega

                              /  / FOR all nominees listed.
                              / / FOR all nominees listed except _____________. / / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

3.   Proposal to amend the Restated Articles of Incorporation.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

4.   Proposal to adopt 1996 Incentive Stock Plan.

     /  /FOR    /  /AGAINST   /  /ABSTAIN



                                  Shareholder(s), please
                                  sign below exactly
                                  as name(s) appears on
                                  front of card; in
                                  the case of joint
                                  holders, all should sign.

                                  ________________________

                                  ________________________

                                  ________________________

                                  Signature(s)(Title(s), if
                                  applicable)

                                  Date ___________________

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 above.

                                   December 15, 1995



Dear Employee:

Enclosed is a proxy statement and a proxy for the Annual Meeting of Shareholders of Ralston Purina Company to be held on February 1, 1996. The enclosed proxy relates to shares of Ralston Common Stock as to which you are the record holder and shares of Ralston Common Stock and ESOP Preferred Stock credited to your account in the Ralston Purina Savings Investment Plan ("Plan").

The Trustees of the Plan will vote all shares of Common Stock and ESOP Preferred Stock held in the Plan as of November 27, 1995, whether or not they have been credited to participants' accounts. For administrative reasons, shares credited to your account as of a cut-off date of October 31, 1995, will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by the Trustee, and any shares in the fund which were not credited as of October 31, 1995, will be voted by the Trustee in the same proportion as the shares for which instructions were received from all participants.

Would you please complete, sign and date the enclosed proxy and return it, in the post-paid envelope provided, to the Corporation Trust Company, which acts as Tabulator. In order to provide the Tabulator with time to tabulate the votes, it has been requested that all proxies be returned as promptly as possible, but no later than January 29, 1996.

You may also have received additional proxy statements and proxies relating to other shares of stock held by you. These proxies are not duplicates of the one enclosed and we ask that they also be completed and returned pursuant to the instructions enclosed with them.


                              /s/ William P. Stiritz
                              WILLIAM P. STIRITZ
                              Chairman of the Board and
                              Chief Executive Officer

                                   December 15, 1995



TO:  Participants in the Ralston Purina Common Stock
     Fund of the Interstate Brands Corporation
     Savings Investment Plan:

Enclosed is a proxy statement and a proxy for the Annual Meeting of Shareholders of Ralston Purina Company to be held on February 1, 1996. The enclosed proxy relates to shares of Ralston Common Stock credited to your account in the Interstate Brands Corporation Savings Investment Plan ("Plan").

As Trustee of the Plan, Vanguard Fiduciary Trust Company will vote all shares of Common Stock held in the Plan as of November 27, 1995, whether or not they have been credited to participants' accounts. For administrative reasons, shares credited to your account as of a cut-off date of October 31, 1995, will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by Vanguard, and any shares in the fund which were not credited as of October 31, 1995, will be voted by Vanguard in the same proportion as the shares for which instructions were received from all Plan participants.

Would you please complete, sign and date the enclosed proxy and return it, in the post-paid envelope provided, to the Corporation Trust Company, which acts as Tabulator. In order to provide the Tabulator with time to tabulate the votes, it has been requested that all proxies be returned as promptly as possible, but no later than January 29, 1996.

You may also have received additional proxy statements and proxies relating to other shares of Ralston Common Stock held by you.
These proxies are not duplicates of the one enclosed and should also be completed and returned pursuant to the instructions enclosed with them.




                              Vanguard Fiduciary
                              Trust Company

APPENDIX

1. The Stock Price Performance Graphs on page 24 of the printed document are being transmitted in a format which cannot be processed by Edgar. A paper copy of the proxy statement containing these graphs will be mailed to registrant's branch chief. The Graph titled 'Comparison of Cumulative Total Return on $100 Invested in Ralston Purina Company Common Stock on September 30, 1990 vs. S & P 500 and S & P Food Indices' depicts the following returns:



Measurement Point  Ralston      S & P 500   S & P Food Index
-----------------  -------      ---------   ----------------

    9-30-90       $100.00       $100.00         $100.00
    9-30-91         99.59        131.29          137.21
    9-30-92         92.74        145.62          153.85
    9-30-93         85.13        164.52          139.01
    9-30-94        115.59        170.57          154.06
    9-30-95        164.53        221.31          191.21


The Graph titled "Comparison of Cumulative Total Return on $100
Invested in Ralston - RPG Group and Ralston - CBG Group Common
Stocks from August 2, 1993 through May 15, 1995 vs. S & P 500 and
Competitor Indices" depicts the following returns:



Measurement
   Point      RPG      CBG     S & P 500    S & P Food  Bakery Index
-----------   ---      ---     ---------    ----------  ------------

 8-2-93    $100.00   $100.00    $100.00       $100.00     $100.00
9-30-93     102.74    121.44     102.99        105.21      109.75
9-30-94     144.03     69.39     106.78        116.59       96.05
5-15-95     172.88     55.20     123.91        133.91      100.54
